Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OncoMed Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), John Lewicki, President of the Company, and Yvonne Li, Vice President of Finance, Controller and Administration of the Company, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: March 7, 2019

/s/ John Lewicki
John Lewicki, Ph.D.
President
(principal executive officer)

/s/ Yvonne Li
Yvonne Li
Vice President of Finance, Controller and Administration
(principal financial and accounting officer)

This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.